                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement             [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED
                                                BY RULE 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                          RIGGS NATIONAL CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14a.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        -----------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

    (3) Filing Party:

        -----------------------------------------------------------------------

    (4) Date Filed:

        -----------------------------------------------------------------------

Notes:

                          RIGGS NATIONAL CORPORATION

                        1503 PENNSYLVANIA AVENUE, N.W.

                            WASHINGTON, D.C. 20005

      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 10, 1995

  Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Riggs National Corporation (the "Corporation") will be held on Wednesday, May 10, 1995, at 9:30 a.m. local time, at the Renaissance Hotel, 999 9th Street, N.W., Washington, D.C. 20001, for the following purposes:

    1. To elect a board of directors for the ensuing year; and

    2. To consider and act upon a shareholder proposal to require that the Board of Directors take the necessary steps to change the Annual Meeting date of the Corporation to the second Monday in May; and

    3. To consider and act upon a shareholder proposal to require that the Board of Directors take the necessary steps to provide that at least two candidates be placed before the shareholders for each board vacancy; and

    4. To consider and act upon any other matters that may properly be brought before the Meeting or any adjournment thereof.

  Shareholders of record at the close of business on March 31, 1995, will be entitled to vote at the Meeting or any adjournment thereof. Whether or not you contemplate attending the Meeting, please execute the enclosed proxy and return it in the enclosed postage-paid return envelope. You may revoke your proxy at any time prior to its exercise by written notice to the Assistant Secretary of the Corporation, by executing and delivering a proxy bearing a later date or by attending the Meeting and voting in person.

  You are cordially invited to attend the Meeting in person.

                               By Order of the Board of Directors

                               LOGO
                               MARY B. LeMONT
                               Assistant Corporate Secretary

April 12, 1995

                          RIGGS NATIONAL CORPORATION

                        1503 PENNSYLVANIA AVENUE, N.W.

                            WASHINGTON, D.C. 20005

                                PROXY STATEMENT

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 10, 1995

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Riggs National Corporation, a Delaware corporation (the "Corporation"), to be used at the Annual Meeting of Shareholders of the Corporation (the "Meeting") to be held on Wednesday, May 10, 1995, at 9:30 a.m. local time, at the Renaissance Hotel, 999 9th Street, N.W., Washington, D.C. 20001, or at any adjournment thereof. The Corporation owns all of the outstanding stock of The Riggs National Bank of Washington, D.C. ("Riggs Bank").

  Shareholders of record at the close of business on March 31, 1995, will be entitled to notice of, and to vote at, the Meeting. On the record date, the Corporation had 30,244,414 shares of Common Stock, par value $2.50 per share ("Common Stock"), outstanding and entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote. Under the applicable provisions of the Corporation's By-Laws and the Delaware General Corporation Law (the "Delaware GCL"), the presence, in person or by proxy, of a majority of the shares of Common Stock is necessary to constitute a quorum of the shareholders in order to elect Directors or take action on a proposal submitted to shareholders at a meeting of shareholders. For these purposes, Common Stock which is present, or represented by proxy, at the Meeting will be counted for quorum purposes regardless of whether the holder of the Common Stock or proxy fails to vote to elect Directors or to vote on a proposal or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to such election or proposal.

  Once a quorum is established, under the applicable provisions of the Delaware GCL, in order for a Director to be elected, the Director must receive a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting. For voting purposes, therefore, abstentions and "broker non-votes" will have no effect on the outcome of such election. With regard to the proposal to be presented to shareholders at the Meeting, such proposal must be approved by the affirmative vote of the holders of a majority of Common Stock present in person or represented by proxy at the Meeting and, for voting purposes, abstentions will be counted as "no" votes and "broker non-votes" will not be counted.

  This Proxy Statement and the accompanying proxy are dated and are being sent to shareholders on or about April 12, 1995. Shares of Common Stock represented by proxies that are properly executed and received in time for the Meeting will be voted in accordance with the shareholders' specifications. In the absence of specific instructions, executed proxies received in response to this solicitation will be voted for the election of the persons listed herein as directors and against the shareholder proposals described herein. Should any other matters properly come before the Meeting, the persons named as Proxies will, unless otherwise specified in the proxy, vote upon such matters according to their discretion. A proxy may be revoked at any time prior to its exercise by written notice to the Assistant Secretary of the Corporation, by executing and delivering a proxy bearing a later date or by attending the Meeting and voting in person.

  An Annual Report to Shareholders, including financial statements for the year ended December 31, 1994, is enclosed with this Proxy Statement.

                             ELECTION OF DIRECTORS

  At the Meeting, twenty-two directors (which will constitute the entire Board of Directors after the Meeting) are to be elected to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. The shares of stock represented by properly executed proxies will be voted for the nominees named below, unless otherwise specified on the proxy. It is not contemplated that any of the nominees will become unavailable to serve, but if that should occur before the Meeting, proxies that do not withhold authority to vote for directors may be voted for another nominee or nominees selected by the Board of Directors unless the Board votes to reduce the size of the Board to the actual number of nominees.

NOMINEES FOR DIRECTOR

  The following table sets forth (i) the name and age of each nominee, (ii) the year during which each nominee first became a director of the Corporation,
(iii) the principal occupation of the nominee during the past five years, (iv) other directorships of public companies held by the nominee, and (v) the number of shares of Common Stock beneficially owned by each nominee as of March 31, 1995. All current directors of the Corporation also serve as directors of Riggs Bank. The table has been prepared from information obtained from the nominees.

                                                                           COMMON STOCK
                                                                        BENEFICIALLY OWNED
                                                                        MARCH 31, 1995 AND
 NAME, AGE AND YEAR       PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE       PERCENTAGE OF
  BECAME A DIRECTOR        IN LAST FIVE YEARS, OTHER DIRECTORSHIPS        CLASS (NOTE 1)
 ------------------       -----------------------------------------     ------------------
JOE L. ALLBRITTON      Chairman of the Board and Chief Executive Offi-      10,080,000
 Age 70                 cer of the Corporation; Chairman of the Board            33.3%
 1981                   of Riggs Bank; Chief Executive Officer of Riggs        (Note 2)
                        Bank (1982-1993); Chairman of the Board and
                        owner of Perpetual Corporation which owns
                        Allbritton Communications Company (owner of
                        three television stations) and ALLNEWSCO, Inc.
                        (news programming service); Chairman of the
                        Board and owner of Westfield News Advertiser,
                        Inc. (owner of two television stations, and one
                        daily and three weekly newspapers); Chairman of
                        the Board and owner of University Bancshares,
                        Inc. (Texas bank holding company); Trustee,
                        Georgetown University; Trustee, National Geo-
                        graphic Society.
BARBARA B. ALLBRITTON  Director, University State Bank (Texas bank);         2,581,732
 Age 57                 Director, Allbritton Communications Company               8.5%
 1991                   (owner of three television stations); Director,        (Note 3)
                        First Charleston Corporation; Director, WSET,
                        Incorporated; Director and Vice President,
                        Perpetual Corporation; Director, ALLNEWSCO,
                        Inc.; Trustee, Baylor College of Medicine;
                        Director, Blair House Restoration Fund.

                                                                              COMMON STOCK
                                                                           BENEFICIALLY OWNED
                                                                           MARCH 31, 1995 AND
   NAME, AGE AND YEAR        PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE       PERCENTAGE OF
   BECAME A DIRECTOR          IN LAST FIVE YEARS, OTHER DIRECTORSHIPS        CLASS (NOTE 1)
   ------------------        -----------------------------------------     ------------------
ROBERT L. ALLBRITTON      Executive Vice President and Chief Operating Of-     1,250,400
 Age 26                    ficer, Allbritton Communications Company; Di-            4.1%
 1994                      rector, ALLNEWSCO, Inc.; Director, The                (Note 4)
                           Allbritton Foundation; Director, Perpetual Cor-
                           poration; Director, University Bancshares, Inc.
                           (Texas bank holding company).
FREDERICK L. BOLLERER     President and Chief Executive Officer of Riggs           7,900
 Age 53                    Bank; Executive Vice President, General Banking       (Note 5)
 1994                      Group, Riggs Bank (1993-1994); Chairman and
                           Chief Executive Officer, First American Metro
                           Corporation (1989-1993); President and Chief
                           Operating Officer, First American, N.A. (1988-
                           1989).
CALVIN CAFRITZ            President, Calvin Cafritz Enterprises; Chairman          6,120
 Age 64                    and Chief Executive Officer, Morris and
 1993                      Gwendolyn Cafritz Foundation; Trustee, Federal
                           City Council; Member, Trustee's Council of the
                           National Gallery of Art; Director, Metropolitan
                           Police Boys and Girls Club.
CHARLES A. CAMALIER, III  Partner, Wilkes, Artis, Hedrick & Lane, Chtd.           10,807
 Age 43                    (law firm)                                            (Note 9)
 1993
TIMOTHY C. COUGHLIN       President of the Corporation; President and             19,375
 Age 52                    Chief Operating Officer of Riggs Bank (1985 to
 1988                      1992); Chapter (governing board) member, Prot-
                           estant Episcopal Cathedral Foundation; Direc-
                           tor, Greater Washington Boys and Girls Clubs;
                           Trustee, Corcoran Gallery of Art.
RONALD E. CUNEO           President and Chief Executive Officer, HFS Inc.;        16,998
 Age 52                    Vice President and General Manager, Honeywell
 1994                      Inc. (1983-1990).
FLOYD E. DAVIS, III       President and Chief Executive Officer, Floyd E.        194,606
 Age 43                    Davis Company (real estate management company);       (Note 6)
 1993                      Director, Robert O. Scholz Foundation; Direc-
                           tor, Floyd E. Davis Family Foundation.
JACQUELINE C. DUCHANGE    Vice President and Director, Four Seas Group,            2,196
 Age 47                    Inc.; Member, St. Andrew's Episcopal School An-       (Note 7)
 1993                      nual Giving Board and Advisory Committee for
                           Future Site and Long Range Planning.

                                                                          COMMON STOCK
                                                                       BENEFICIALLY OWNED
                                                                       MARCH 31, 1995 AND
 NAME, AGE AND YEAR      PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE       PERCENTAGE OF
  BECAME A DIRECTOR       IN LAST FIVE YEARS, OTHER DIRECTORSHIPS        CLASS (NOTE 1)
 ------------------      -----------------------------------------     ------------------
 MICHELA A. ENGLISH   Senior Vice President, National Geographic Soci-         3,500
  Age 45               ety; Trustee, Supreme Court Historical Society;
  1993                 Member Advisory Board, Yale University School
                       of Management; Director, Sweet Briar College.
 JAMES E. FITZGERALD  Physician; Clinical Professor of Medicine,              92,056
  Age 69               Georgetown University School of Medicine; Di-         (Note 8)
  1984                 rector, National Capital Reciprocal Insurance
                       Company; Member, Medical Society of the Dis-
                       trict of Columbia.
 DAVID GLADSTONE      Chairman of the Board, Chief Executive Officer             500
  Age 52               and Director, Allied Capital Advisers, Inc.,
  1993                 Allied Capital Corporation, Allied Capital Cor-
                       poration II, Allied Capital Commercial Corpora-
                       tion, Allied Capital Lending Corporation; Di-
                       rector, President and Chief Executive Officer,
                       Business Mortgage Investments; Trustee, The
                       George Washington University.
 LAWRENCE I. HEBERT   President and Director, Perpetual Corporation,          11,000
  Age 48               which owns Allbritton Communications Company
  1988                 (owner of three television stations) and
                       ALLNEWSCO, Inc. (owner of a cable television
                       program service); President, Westfield News Ad-
                       vertiser, Inc. (owner of two television sta-
                       tions and one daily and three weekly newspa-
                       pers); Vice President, University Bancshares,
                       Inc. (Texas bank holding company); Director,
                       Allied Capital Corporation II.
 MICHAEL J. JACKSON   Executive Vice President, Mercedes-Benz of North           732
  Age 46               America, Inc.; Executive Vice President,
  1993                 EuroMotorcars (1979-1990).
 LEO J.               President, Georgetown University; Visiting Fel-          4,971
  O'DONOVAN, S. J.     low, Woodstock Theological Center, Georgetown
  Age 60               University (1988-1989); Trustee, University of
  1993                 Detroit Mercy; Board member, Consortium on Fi-
                       nancing Higher Education; Board member, Associ-
                       ation of Catholic Colleges and Universities;
                       Board member, Association of Jesuit Colleges
                       and Universities.
 STEVEN B. PFEIFFER   Partner and Head of the International Depart-            8,830
  Age 48               ment, Fulbright & Jaworski L.L.P. (law firm);         (Note 9)
  1989                 Chairman Emeritus of the Board of Trustees,
                       Wesleyan University (Connecticut).
 JOHN A. SARGENT      President and Chief Executive Officer, Randall           4,505
  Age 50               H. Hagner & Co., Inc.; President, Hagner Man-        (Note 10)
  1993                 agement Corp.; President, Capital Express
                       Group, Ltd.; Director, Marjorie Post Founda-
                       tion; Trustee, St. James School; Member, Deca-
                       tur House Council.

                                                                        COMMON STOCK
                                                                     BENEFICIALLY OWNED
                                                                     MARCH 31, 1995 AND
NAME, AGE AND YEAR     PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE       PERCENTAGE OF
BECAME A DIRECTOR       IN LAST FIVE YEARS, OTHER DIRECTORSHIPS        CLASS (NOTE 1)
- ------------------     -----------------------------------------     ------------------
ROBERT L. SLOAN     Vice Chairman of the Board of Directors; Chief         11,072
 Age 48              Executive Officer, Sibley Memorial Hospital,
 1993                Washington, D.C.; Chairman Emeritus, Potomac
                     Home Health Care Agency; Board member, Commu-
                     nity of Hope, Inc.

JAMES W. SYMINGTON  Partner, O'Connor & Hannan (law firm); Chairman           400
 Age 67              Emeritus and Board member, National Rehabilita-      (Note 9)
 1993                tion Hospital; Vice President, Atlantic Coun-
                     cil.

JACK VALENTI        President and Chief Executive Officer, Motion           4,980
 Age 73              Picture Association of America, Inc; Director,
 1986                American Film Institute.

EDDIE N. WILLIAMS   President and Chief Executive Officer, Joint            1,000
 Age 62              Center for Political and Economic Studies (non-
 1993                profit research and public policy institution);
                     Director, The Promus Companies; Director,
                     Harrah's Jazz Finance Corporation; Director,
                     Blue Cross-Blue Shield of the National Capital
                     Area.

- --------
Note 1--Beneficial ownership as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 includes sole or shared power to vote or direct the voting of, or to dispose or direct the disposition of, shares as well as the right to acquire beneficial ownership within 60 days through the exercise of an option or otherwise. Unless otherwise indicated, the listed persons have sole voting power and sole investment power with respect to the shares of Common Stock set forth in the table and own less than 1% of the shares outstanding.
Note  2--See "Beneficial Ownership of Corporation Stock," Notes 2 and 3,
         Page 7.
Note 3--Barbara B. Allbritton is the wife of Joe L. Allbritton, Chairman of the Board and Chief Executive Officer of the Corporation. See "Beneficial Ownership of Corporation Stock," Note 4, Page 8.
Note 4--Under the federal securities laws, Robert L. Allbritton, the son of Joe L. and Barbara B. Allbritton, may be deemed to share voting and investment power with regard to 1,250,000 shares owned by a charitable foundation of which he is a trustee, Note 2, Page 7.
Note 5--Mr. Bollerer was appointed President and Chief Executive Officer of Riggs Bank in July 1994. Under the terms of his employment contract, he received options to purchase 75,000 shares of the Corporation's Common Stock under certain terms and conditions summarized herein under "Stock Option Grants in 1994," Page 9. On April 12, 1995, Mr. Bollerer received options to purchase an additional 30,000 shares of the Corporation's Common Stock, Note 2, Page 9.
Note 6--Mr. Davis has sole voting and investment power with regard to 114,273 shares and shared voting and investment power with regard to 78,503 shares held in trust. He disclaims beneficial ownership of an additional 1,830 shares held by his wife.
Note 7--Ms. Duchange disclaims beneficial ownership of an additional 549 shares held in trust for her daughter.
Note 8--Dr. Fitzgerald disclaims beneficial ownership of an additional 12,268 shares owned by his wife.
Note 9--Mr. Symington is a partner in the law firm of O'Connor & Hannan; Mr. Pfeiffer is a partner in the law firm of Fulbright & Jaworski; and Mr. Camalier is a partner in the law firm of Wilkes, Artis, Hedrick & Lane. These law firms performed legal services for the Corporation during 1994 and are expected to perform legal services for the Corporation in 1995.
Note 10--Mr. Sargent disclaims beneficial ownership of an additional 99 shares held in trust for his children.

                         BOARD COMMITTEES AND MEETINGS

  The Board of Directors of the Corporation has an Executive Committee, an Audit Committee and a Compensation Committee. It does not have a standing Nominating Committee. Directors of the Corporation are nominated by the full Board of Directors.

  The Executive Committee of the Corporation exercises the power of the Board of Directors between meetings of the Board of Directors and such other powers as the Board may delegate. The Executive Committee held eight meetings during 1994. The present committee members are Directors Joe L. Allbritton, Barbara
B. Allbritton, Bollerer, Coughlin, Cuneo, Davis, Hebert and Valenti. Robert L. Allbritton is a non-voting member of the Executive Committee.

  The Audit Committee of the Corporation reviews the audit and examination reports of the internal auditors, independent public accountants and federal bank examiners as they relate to the Corporation and its subsidiaries. The Audit Committee held ten meetings during 1994. The present committee members are Directors Sloan, Cafritz, English, Fitzgerald, Gladstone and Pfeiffer.

  The Compensation Committee of the Corporation assists the Board of Directors in fulfilling its responsibilities related to compensation and benefits. The Compensation Committee of the Corporation meets in joint session with the Compensation Committee of the Board of Directors of Riggs Bank. The Joint Compensation Committee met seven times in 1994. The present committee members are Directors Williams, Cafritz, Cuneo, English, Fitzgerald and Jackson. See page 11 for the Joint Compensation Committee Report to Shareholders on fiscal 1994 compensation programs.

  The Board of Directors of the Corporation held ten meetings in 1994 and the various Committees of the Board, including those listed above, met a total of seventy-two times. Of the nominees, Directors Gladstone and Valenti attended fewer than 75% of the aggregate of the total number of meetings during 1994 of the Board of Directors and of the committees on which they served.

                             DIRECTOR COMPENSATION

  Directors of the Corporation and Riggs Bank who are not officers currently receive a retainer fee of $24,000 per year. Directors do not receive additional compensation for membership on committees, except for the Chairmen of the committees who receive a retainer fee of $1,500 per year and the Chairman of the Audit Committee who receives a retainer fee of $20,000 per year. Officers of the Corporation who are directors do not receive compensation, in addition to their compensation as officers, for attending Board or committee meetings. In April 1994, a Deferred Compensation Plan was adopted to allow non-employee Directors of the Corporation to defer receipt of all or a portion of Director's fees to a specified date or termination of service as a Director. Under the plan, Directors may elect to defer all fees and have such deferred amounts treated as having been invested in cash, shares of the Corporation's Common Stock, and/or a combination of cash and shares. Deferred fees treated as invested in cash are credited with interest at the rate paid by Riggs Bank on certificates of deposit with a one-year maturity. Shares of the Corporation's Common Stock treated as acquired under the plan are priced at the closing market price of such shares on the date fee payment is deferred.

                   BENEFICIAL OWNERSHIP OF CORPORATION STOCK

  The following table sets forth information, as of March 31, 1995, concerning
(a) each person known by the Corporation to own beneficially more than 5% of the Common Stock, (b) each of the executive officers named in the Summary Compensation Table, and (c) the aggregate number of shares of Common Stock beneficially owned by all officers and directors (and nominees) of the Corporation and executive officers of Riggs Bank as a group:

                                                AMOUNT AND
                                                NATURE OF
                                                BENEFICIAL           PERCENT OF
BENEFICIAL OWNERS                              OWNERSHIP(1)            CLASS
- -----------------                              ------------          ----------
Joe L. Allbritton.............................  10,080,000(/2/)(/3/)    33.3%
 Riggs National Corporation
  1503 Pennsylvania Avenue, NW
  Washington, DC 20005

Barbara B. Allbritton.........................   2,581,732(/4/)          8.5%
 Riggs National Corporation
  1503 Pennsylvania Avenue, NW
  Washington, DC 20005

Frederick L. Bollerer.........................       7,900
Timothy C. Coughlin...........................      19,375
Randall R. Reeves.............................       4,150
Alfred J. Serafino............................       9,240
                                                ----------              ----
All directors (and nominees) and officers of
 the Corporation and executive officers of
 Riggs Bank as a group (31 persons)...........  10,416,398              34.4%
                                                ----------              ----

- --------
  (1) Beneficial ownership as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 includes sole or shared power to vote or direct the voting of, or to dispose or direct the disposition of, shares as well as the right to acquire beneficial ownership within 60 days through the exercise of an option or otherwise. Except where noted, the listed persons have sole voting power and sole investment power with respect to the shares of Common Stock set forth in the table and own less than 1% of the shares outstanding.
  (2) Joe L. Allbritton has sole voting and investment power with regard to 6,920,489 of these shares. Also included, pursuant to the federal securities laws, are 579,511 shares owned by Allwin, Inc., which is wholly owned by him; 1,250,000 shares owned by a charitable foundation of which Joe L. Allbritton, his wife Barbara B. Allbritton and his son Robert L. Allbritton are the trustees (the "Foundation"), and 1,330,000 shares beneficially owned by Barbara B. Allbritton as to which Joe L. Allbritton shares voting and investment power as described in Note 4 below. He disclaims beneficial ownership of an additional 1,732 shares owned by Barbara B. Allbritton and 31,110 shares held for the benefit of Robert L. Allbritton by a trust of which Riggs Bank is one of three trustees (the "Trust").
  (3) The shares of Common Stock owned directly by Joe L. Allbritton are pledged to secure a loan with a commercial bank. Should an event of default setforth in the related loan agreement (which contains standard default provisions) occur, the lending bank may be able to sell or transfer the shares depending on the circumstances. In the absence of such an event of default, he retains the right to receive the dividends and the power to vote the shares. For a more complete description of the loan, including default provisions, see the Schedule 13D and amendments thereto filed by Joe L. Allbritton with the Securities and Exchange Commission.
  (4) Barbara B. Allbritton has sole voting and investment power with regard to 1,732 of these shares and shares voting and investment power with Joe L. Allbritton as to 1,330,000 shares with respect to which she has granted to him an irrevocable proxy to vote such shares and has agreed not to sell such shares free of the proxy except in limited market transactions. Also included, pursuant to the federal securities laws, are 1,250,000 shares owned by the Foundation as to which she shares voting and investment power. Mrs. Allbritton disclaims beneficial ownership of 7,500,000 shares beneficially owned by Joe
L. Allbritton, including shares owned by Allwin, Inc., and 31,110 shares held by the Trust. See Note 2 above.

                      COMPENSATION OF EXECUTIVE OFFICERS

  The annual and other compensation paid by the Corporation and Riggs Bank for 1994, 1993 and 1992 to each of the five most highly compensated executive officers of the Corporation, including certain officers of Riggs Bank, and the capacities in which they are currently serving are shown below:

                          SUMMARY COMPENSATION TABLE


- ----------------------------------------------------------------------------------------------------------
                                                                         LONG-TERM COMPENSATION
                                  ANNUAL COMPENSATION                 AWARDS          PAYOUTS
- ----------------------------------------------------------------------------------------------------------
         (A)         (B)     (C)        (D)          (E)         (F)         (G)        (H)       (I)
- ----------------------------------------------------------------------------------------------------------
                                                                          SECURITIES
       NAME AND                                  OTHER ANNUAL RESTRICTED  UNDERLYING   LTIP    ALL OTHER
  PRINCIPAL POSITION                             COMPENSATION   STOCK      OPTIONS/   PAYOUT  COMPENSATION
                     YEAR SALARY($)   BONUS($)        $        AWARD(S)    SARS(#)       $         $
- ----------------------------------------------------------------------------------------------------------
  Joe L. Allbritton  1994  380,000  380,000(/1/)       0           0     430,000(/2/)     0   48,700(/3/)
  Chairman of the    1993  380,000
  Board and Chief    1992  380,000
  Executive Officer
  of the
  Corporation;
  Chairman of the
  Board of Riggs
  Bank
- ----------------------------------------------------------------------------------------------------------
  Fred L. Bollerer   1994  259,039  150,000(/4/)       0           0      75,000(/6/)     0      2,158(3)
  President & Chief  1993   76,923                                           20,000
  Executive Officer  1992
  of Riggs Bank
- ----------------------------------------------------------------------------------------------------------
  Timothy C.         1994  350,000   52,500(/5/)       0           0           0(/6/)     0    3,207(/3/)
  Coughlin           1993  350,000                                           25,000
  President of the   1992  330,769
  Corporation
- ----------------------------------------------------------------------------------------------------------
  Randall R. Reeves  1994  225,000   33,750(/5/)       0           0           0(/6/)     0    1,195(/3/)
  Senior Executive   1993  225,000                                           10,000
  Vice President of  1992  181,787
  Riggs Bank
- ----------------------------------------------------------------------------------------------------------
  Alfred J. Serafino 1994  156,088   23,400(/5/)       0           0           0(/6/)     0      357(/3/)
  Executive Vice     1993  139,280                                           10,000
  President of Riggs 1992  136,000
  Bank
- ----------------------------------------------------------------------------------------------------------

- --------
  (1) Joe L. Allbritton was awarded a bonus amount of 100% of base salary based on the Corporation's performance in 1994. For a discussion of such bonus amount and the payment of an incentive based on the Corporation's 1995 performance, see "Joint Compensation Committee Report to Shareholders--1994 Compensation--The Chief Executive Officer of the Corporation," page 12.
  (2) Joe L. Allbritton was awarded options to purchase 430,000 shares of the Corporation's Common Stock on March 9, 1994. For a discussion of the terms and conditions of such grant, see "Stock Option Grants in 1994," page 9.
  (3) The amounts listed represent the economic benefit attributable to the term life insurance coverage for the named executive officers in 1994 under a split dollar life insurance plan for senior vice presidents and above of the Corporation, Riggs Bank, The Riggs National Bank of Virginia and The Riggs National Bank of Maryland.
  (4) Fred Bollerer joined Riggs Bank in October 1993 and was appointed President and Chief Executive Officer in July 1994. The terms of Mr. Bollerer's employment contract, including the payment of a bonus amount based on the Corporation's performance in 1994, are discussed under "Joint Compensation Committee Report to Shareholders--1994 Compensation--The President and Chief Executive Officer of Riggs Bank," page 12.
  (5) Includes amounts awarded under the 1994 Bonus Plan for senior officers excluding Messrs. Allbritton and Bollerer. Under the terms of the 1994 Bonus Plan, certain profitability criteria met by the Corporation in 1994 resulted in bonus payments paid to senior officers also meeting individual performance criteria. For a discussion of the 1994 Bonus Plan and the incentive component of the market-based compensation system applicable to senior officers based on the Corporation's performance in 1995, see "Joint Compensation Committee Report to Shareholders--1994 Compensation--The Executive Officers," page 13.
  (6) Excludes stock option grants made in 1995 to senior officers, including Messrs. Bollerer, Coughlin, Reeves and Serafino. Note 2, page 9.
  (7) Riggs Bank owns a Gulfstream III airplane. In accordance with Riggs Bank's formal policy governing use of the airplane, Joe L. Allbritton reimbursed Riggs Bank $39,472 for personal use of the airplane in 1994. The Board of Directors of Riggs Bank (with Joe L., Barbara B. and Robert L. Allbritton not participating) approved and ratified the method of calculation and the amount of the reimbursement.

                          STOCK OPTION GRANTS IN 1994

         (A)              (B)        (C)       (D)       (E)         (F)
                       NUMBER OF  % OF TOTAL
                       SECURITIES  OPTIONS
                       UNDERLYING GRANTED TO                     GRANT DATE
                        OPTIONS   EMPLOYEES  EXERCISE              PRESENT
   NAME                 GRANTED    IN 1994    PRICE   EXP. DATE VALUE($)(/1/)
   ----                ---------- ---------- -------- --------- -------------
Joe L. Allbritton       430,000     72.1%     $9.880    6/8/98   $1,651,200
Fred L. Bollerer(/2/)    75,000     12.5%      9.000   7/12/99   $  261,750

- --------
  (1) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following:
  . An exercise price under option equal to the fair market value of the underlying stock on the date of grant.
  .  An expected option term of 6 years.
  . An interest rate of 6.11% for Mr. Allbritton and 7.02% for Mr. Bollerer, representing the grant date interest rate on a U.S. Treasury security with a maturity date corresponding to that of the expected option term.
  . Dividends of $0 per share based on the Corporation having paid no dividends in 1994.
  . Volatility calculated using daily stock prices for the one-year period prior to the grant date.
  .  An 18% discount for forfeiture of unexercised shares.
  The ultimate values of the options will depend on the future market price of the Corporation's stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Corporation's Common Stock over the exercise price on the date the option is exercised.
  (2) On April 12, 1995 (the "Grant Date"), the Joint Compensation Committee recommended, and the Board of Directors approved, stock option grants to senior executive officers. Messrs. Bollerer, Coughlin, Reeves and Serafino were awarded options to purchase 30,000; 15,000; 25,000 and 20,000 shares, respectively, of the Corporation's Common Stock. Pursuant to the Corporation's 1994 Stock Option Plan, as approved by shareholders, the options were granted at a price equal to the market price of such Stock on the Grant Date. Options granted to Messrs. Bollerer and Coughlin vested upon grant but are not exercisable until the earlier of : (1) April, 2000; (2) a "change of control" of the Corporation as defined in the Corporation's 1994 Stock Option Plan; or
(3) the date on which the reported closing price of the Common Stock has been at least $12.00 per share on 90% of the trading days during any rolling six-month period. Options granted to Messrs. Reeves and Serafino will vest and become exercisable in equal amounts on each of the first, second and third Grant Date anniversary dates.

              STOCK OPTION EXERCISES IN 1994/FY-END OPTION VALUES

        (A)                (B)         (C)         (D)              (E)
                                                NUMBER OF
                                               SECURITIES   VALUE OF UNEXERCISED
                                               UNDERLYING       IN-THE-MONEY
                                               OPTIONS AT       OPTIONS AT
                     SHARES ACQUIRED            FY-END(#)        FY-END($)
                           ON         VALUE   EXERCISABLE/      EXERCISABLE/
       NAME             EXERCISE     REALIZED UNEXERCISABLE    UNEXERCISABLE
       ----          --------------- -------- ------------- --------------------
Joe L. Allbritton           --          --        0/430,000         -0-
Fred L. Bollerer            --          --    7,500/ 87,500         -0-
Timothy C. Coughlin         --          --    9,375/ 15,625         -0-
Randall R. Reeves           --          --    3,750/  6,250         -0-
Alfred J. Serafino          --          --    3,750/  6,250         -0-

                              RETIREMENT BENEFITS

  Senior officers of the Corporation and its subsidiaries are eligible to receive pension benefits under the Amended Pension Plan. The current benefit formula for determining the annual pension benefit payable under the Amended Pension Plan, is 1.67% times the officer's average compensation (less $35) for each year of service subsequent to December 31, 1993 and 2.00% times the officer's average compensation (less $42) for each year of service prior to December 31, 1993. Average compensation is limited by the Amended Pension Plan to base salary. In accordance with applicable tax code provisions, base salary has been limited since 1989. Currently, base salary is limited to $150,000 for 1994 and 1995. Applying the formula, the estimated annual pension benefits for each of the five highest paid executive officers, assuming each retired as of a normal retirement age (or their current age if later), is as follows(/1/):
Joe L. Allbritton, $92,302; Mr. Bollerer, $45,516; Mr. Coughlin, $85,865; Mr. Reeves, $81,894; and Mr. Serafino, $100,604.

  The Corporation also has a Supplemental Executive Retirement Plan which provides supplemental retirement income to certain key employees of the Corporation and its subsidiaries at the level of Senior Vice President and above. The Joint Compensation Committee determines the terms and conditions under which the employee participates in the plan, including accelerating the vesting of benefits to any participant. Under parameters adopted by the Joint Compensation Committee, the amount of benefits is based on the participants' functional responsibility. Upon the later of a participant's termination of employment with vested benefits, attainment of age 62 or upon a change of control, the participant will receive the vested portion of the supplemental retirement benefit, payable for the life of the participant, but for no more than 15 years. In the case of the death of a participant while employed, the participant's beneficiary will receive the supplemental benefit for 15 years. Based upon the parameters set by the Joint Compensation Committee, the annual benefit payable to each of Messrs. Joe L. Allbritton, Bollerer, Coughlin, and Reeves is $40,000; the benefit payable to Mr. Serafino is $15,000. Such benefits will vest 50% after 5 years and 10% per year thereafter, except for Mr. Bollerer's which will vest 100% in 1997.
- --------
/1/ For purposes of the estimates, it is assumed that the maximum compensation limit will increase for inflation at an annual rate of 3%.

              JOINT COMPENSATION COMMITTEE REPORT TO SHAREHOLDERS

GENERAL

  The Compensation Committee of Riggs National Corporation meets in joint session with the Compensation Committee of The Riggs National Bank of Washington, D.C. (the "Joint Committee"). The Joint Committee is responsible for:

  . reviewing the overall salary administration program for the Corporation, Riggs Bank and their subsidiaries (the "Riggs Group");

  . reviewing and making recommendations concerning annual salary increase programs and any bonus programs for the Riggs Group;

  . reviewing and making recommendations to the Board of Directors concerning compensation and benefits of executive officers of the Riggs Group; and

  . reviewing the Riggs Group's benefit plans, considering any new benefits that significantly modify the existing plans and recommending to the Board of Directors any changes requiring Board approval.

  In 1994, to attract and retain key employees on a long-term basis, the Joint Committee recommended enhancements to the Corporation's compensation program which included using performance-based incentive compensation. The Joint Committee believes that it is important to use performance-based compensation to motivate members of senior management to increase their efforts to achieve and exceed the goals of the Corporation and also to further identify the interests of senior management with the interests of other shareholders. Grants of options under the Corporation's 1993 and 1994 Stock Option Plans and incentives under the 1994 Bonus Plan and the 1995 incentive plan for executive officers, have been based on the Corporation's attainment of specified market prices for its Common Stock and the achievement of targeted levels of return on average assets, as well as the executive's individual performance rating. Through the use of performance-based compensation, the Joint Committee believes that the Riggs Group will be able to attract, retain and motivate officers who contribute to stock performance and the achievement of earnings and other long-term strategic objectives.

  In determining the amount of the incentive compensation to executive officers for 1994, the Joint Committee took into account competitive pay practices of similar entities, as well as the ability of such senior officers to positively influence the Corporation to achieve its goals. The Joint Committee believes that the Corporation's most direct competitors for executive talent are not necessarily all of those whose stock performance is included in the Middle Atlantic Banks Index set forth in the Stock Performance Chart of this Proxy Statement. Companies selected by the Joint Committee for executive compensation comparison purposes include those with similar geographical scope, size and market capitalization for which survey data on pay practices are available.

  In 1994, the Joint Committee, in conjunction with a nationally recognized human resources consulting firm, undertook an extensive study of the Corporation's compensation systems for all employees, including senior officers, under the title "Compensation Renewal 1994." This study was undertaken for the purpose of ensuring that the compensation systems of the Riggs Group were competitive, attractive and fair. As part of Compensation Renewal 1994, all job descriptions for employees of the Riggs Group were reviewed and re-written where necessary; all jobs in the system were compared to market data on comparable positions, and the basic compensation structure of the system, including compensation philosophy and goals, was reviewed. In March 1995, the Joint Committee completed its study and recommended, and the Board of Directors approved, the implementation of a market-based compensation system and methodology-- including implementation of an incentive component for 1995, described under "The Executive Officers" below. The goal of the newly adopted compensation system is to balance external competitiveness with internal equity. All employees, including senior officers, are part of the new compensation system.

  The Corporation's compensation programs are designed to enable the Corporation to receive full deductions for income tax purposes for qualifying executive compensation which may be earned by certain executive officers in excess of $1 million.

1994 COMPENSATION

A. THE CHIEF EXECUTIVE OFFICER OF THE CORPORATION

  Joe L. Allbritton served as Chairman of the Board and Chief Executive Officer of the Corporation throughout 1994, during which the Corporation instituted measures to dispose of problem assets; reduced expenses; raised new capital and improved management. As a result, Riggs earned $34 million in 1994; reduced problem assets by $137 million; raised net interest income by $18 million; decreased non-interest expenses by $68 million; appointed a new President and Chief Executive Officer with substantial management and banking experience in the Washington area and completed the hiring of its core management team with the additions of a chief credit officer and chief technology officer, respectively.

  Mr. Allbritton voluntarily maintained his salary in 1994 at the same reduced level as in 1993 and 1992, and the Joint Committee accepted Mr. Allbritton's voluntary salary freeze. In recognition of Mr. Allbritton's contributions to the Corporation's profitability in 1994 and taking into account his voluntary reductions of base salary over the past three years, in February 1995, the Joint Committee recommended, and the Board of Directors approved, a bonus payment to Mr. Allbritton of 100% of his 1994 base salary for his contribution to the Corporation.

  In March 1994, Mr. Allbritton was granted options to purchase 430,000 shares of Common Stock at $9.88 per share under the Corporation's 1993 Stock Option Plan. The options vested upon grant but are not exercisable until the earlier of: (1) June 8, 1998, (2) a "change of control" of the Corporation as defined in the Corporation's 1993 Stock Option Plan or (3) the date on which the reported closing price of the Common Stock has been at least $12 per share on 90% of the trading days during any rolling six-month period.

  The Joint Committee recommended, and the Board of Directors approved, the payment of incentive compensation to Mr. Allbritton based on the Corporation's achievement of specified targets for return on average assets for fiscal year 1995. Under the terms of the incentive, if the 1995 targets are met, Mr. Allbritton is eligible to receive up to 150% of base salary in 1996.

  In determining his total compensation, the Joint Committee took into account Mr. Allbritton's ability to enhance Corporate performance; his reputation in the community and his voluntary relinquishment of benefits and salary during the Corporation's years of restructuring.

B. THE PRESIDENT AND CHIEF EXECUTIVE OFFICER OF RIGGS BANK

  In July 1994, the Corporation entered into an agreement with Fred L. Bollerer to serve as President and Chief Executive Officer of Riggs Bank. Mr. Bollerer succeeded Mr. Paul M. Homan who voluntarily left the Corporation in May 1994. Prior to assuming his present position,

Mr. Bollerer was Executive Vice President of Riggs Bank for several months and, prior to that position, was Chairman and Chief Executive Officer of First American Metro Corp., a three-bank Virginia holding company, and Executive Vice President and Treasurer of First Texas Bancorporation, a twenty-six bank holding company. The Joint Committee believes that Mr. Bollerer's experience in banking in general, and the Washington area community in particular, will be a great enhancement to the future prospects of the Riggs Group.

  Under his employment agreement, Mr. Bollerer received a base salary of $300,000 per year, with a performance bonus of fifty percent of his base salary, $150,000, payable in 1995 as a result of his performance and the Corporation's achievement of targeted levels of return on average assets for the year ended December 31, 1994. As part of his employment agreement, Mr. Bollerer also received options to purchase 75,000 shares of Common Stock at $9.00 per share. The options vested upon grant but are not exercisable until the earlier of: (1) July, 1999, (2) a "change of control" of the Corporation as defined in the Corporation's 1993 Stock Option Plan or (3) the date on which the reported closing price of the Common Stock has been at least $12 per share on 90% of the trading days during any rolling six-month period. Additionally, Mr. Bollerer was granted a supplemental executive retirement plan of $40,000 which will vest 100% on July 13, 1997.

  In determining Mr. Bollerer's base salary, the Joint Committee took into account his reputation in the community and the competitive marketplace factors involved in his retention by Riggs Bank. As part of the overall compensation package, the Joint Committee focused on incentive compensation based on Mr. Bollerer's ability to enhance the Corporation's performance, including stock price and return on assets, and established an appropriate incentive opportunity which the Joint Committee deemed necessary. Mr. Bollerer has played a key role in the Corporation's success in achieving profits in 1994. Based on his contributions to the Corporation's 1994 achievement of a return on average assets exceeding 50 basis points, the Joint Committee recommended and the Board approved a bonus amount to Mr. Bollerer for 1994 of $150,000 in accordance with his employment agreement.

  On April 12, 1995, the Joint Committee recommended, and the Board of Directors approved a stock option grant of 30,000 shares to Mr. Bollerer under the Corporation's 1994 Stock Option Plan, at an option price equal to the market price of the Common Stock on the date of grant. The terms and conditions of the performance-based option grant are discussed under "Stock Option Grants in 1994" Note 2, page 9 herein. Additionally, the Joint Committee recommended, and the Board of Directors approved, the payment of incentive compensation to Mr. Bollerer based on the Corporation's achievement of specified targets for return on average assets for fiscal year 1995. Under the terms of the incentive, if the 1995 targets are met, Mr. Bollerer is eligible to receive up to 100% of base salary in 1996.

C. THE EXECUTIVE OFFICERS

  In 1994, the Joint Committee focused on the grant or payment of performance-based incentive compensation to executive officers. In 1995, bonus amounts were paid to officers under the 1994 Bonus Plan upon the Corporation's achievement of specified targets for return on average assets in 1994, as well as the executive's performance appraisal for the year. A systematized evaluation approach was used to appraise all officer performance, including executive officers. Stock option grants were made in 1995 based on Corporate and individual performance in 1994. For a description of the terms of such stock option grants to executive officers, including Messrs. Coughlin, Reeves and Serafino, see Note 2, page 9 herein.

  The Joint Committee also recommended, and the Board of Directors approved, an incentive component (the "1995 Incentive"), developed in conjunction with the implementation of a market-based compensation system. The 1995 Incentive covers the period from January 1, 1995, until December 31, 1995. The 1995 Incentive, in cash or a combination of cash and stock options, will be paid based on the Corporation's achievement of targeted levels of return on average assets for 1995 and the executive's individual performance. All executive officers except Messrs. Allbritton, Bollerer and Coughlin will be eligible to receive cash bonus payments of up to 36% of the market value of their respective positions, depending on the Corporation's achievement of targeted levels of return an average assets and their achievement of individual performance appraisal scores. Under the terms of his incentive, based on the Corporation's achievement of specified targets of return on average assets for 1995, Mr. Coughlin is eligible to receive up to 50% of base salary in 1996. Selected executive officers excluding Messrs. Allbritton, Bollerer and Coughlin also are eligible to receive stock options (to be granted under the Corporation's 1993 or 1994 Stock Option Plan, each approved by shareholders) in amounts equal to 40% of the market value of their respective positions. If targeted profitability levels are met, bonus payments under the 1995 Incentive would be made in 1996; eligible officers must be employed by the Corporation or the Bank on the date the bonus payments are made in 1996 to receive the 1995 bonus.

  In determining the maximum bonus payments to officers under the 1994 Bonus Plan and the 1995 Incentive, the Joint Committee took into account the incentives offered under comparable market-based compensation systems; the absence of bonus plans for senior officers over the past several years; the size of the senior officer group and the potential expense of the 1995 Incentive and the Corporation's success in 1994 in meeting the targeted levels for return on assets set forth under the 1994 Bonus Plan.

  Finally, the Joint Committee took steps in 1994 to ensure that benefits payable to executive officers under the Supplemental Executive Retirement Plan and the Split-Dollar Life Insurance Plan would be protected in the event of a change of control of the Corporation as defined under those plans. The Joint Committee recommended, and the Board of Directors approved, the creation of a Trust which would be funded upon a change of control.

Respectfully Submitted,

Eddie N. Williams, Chairman, Calvin Cafritz, Ronald E. Cuneo, Michela A. English, James E. Fitzgerald and Michael J. Jackson.

                            STOCK PERFORMANCE CHART

  The following graph shows the performance of the Corporation's Common Stock over the past five fiscal years (assuming reinvestment of dividends) as compared to the NASDAQ Market Value Index and the Middle Atlantic Banks Index.



                        PERFORMANCE GRAPH APPEARS HERE

                             RIGGS             MIDDLE
Measurement Period           NATIONAL          ATLANTIC      NASDAQ
(Fiscal Year Covered)        CORPORATION       BANKS(/1/)    MARKET
- ---------------------        ---------------   ----------    ----------
Measurement Pt-12/31/1989    $100.00           $100.00       $100.00
FYE 12/31/1990               $ 43.74           $ 77.82       $ 81.12
FYE 12/31/1991               $ 21.77           $103.56       $104.14
FYE 12/31/1992               $ 51.87           $129.69       $105.16
FYE 12/31/1993               $ 44.18           $161.11       $126.14
FYE 12/31/1994               $ 42.90           $152.95       $132.44

- ---------
(1) A list of the 134 banks included in the Middle Atlantic Banks Index is available to shareholders at no charge by writing to Mary B. LeMont, Assistant Corporate Secretary, Riggs National Corporation, 800 17th Street, N.W., 6th Floor, Washington, D.C. 20006.


                         TRANSACTIONS WITH MANAGEMENT

  Indebtedness of Directors, Nominees for Directors, Executive Officers and Related Persons. The Corporation's banking subsidiaries have had, and are expected to have in the future, banking transactions in the ordinary course of their business with directors of Riggs Bank and Riggs AP Bank, Ltd. and their associates (primarily the businesses with which they are associated), and directors and executive officers of the Corporation and their associates, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management, these transactions did not, at the time they were entered into, involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1994, the aggregate principal amount of indebtedness (including approximately $7.4 million in letters of credit) to banking subsidiaries of the Corporation owed by directors and executive officers of the Corporation and their associates, directors of Riggs Bank and Riggs AP Bank, Ltd. and their associates, was $37,347,656, which represented approximately 13.95% of total shareholders' equity and 1.46% of total loans. The highest aggregate amount owed by such persons during 1994 and through March 31, 1995, was $71,970,476. The directors who, with their associates, had amounts outstanding as of December 31, 1994, were: Director Cafritz--$14,374,572; Director Davis--$8,555,805; Director O'Donovan--$7,553,222; Director Gladstone--$5,873,030; and Director Fitzgerald--$991,027.

  Other. During 1994, Allbritton Communications Company ("ACC") and Perpetual Corporation ("Perpetual"), companies indirectly wholly owned by Joe L. Allbritton, paid Riggs Bank $251,000 to lease space in two office buildings owned by Riggs Bank. In early 1992, ACC exercised its option to extend its lease through 1996. Perpetual's lease expired in December 1993 and is being renewed pursuant to a 3 year renewal option. The Boards of Directors of the Corporation and Riggs Bank (with Joe L. Allbritton and his business associates, Mr. Wren (former director) and Mr. Hebert, not participating) approved and ratified the ACC lease arrangement, finding it to contain the same terms and conditions as would have prevailed had it been negotiated with a nonaffiliated company. The Board of Directors of Riggs Bank (with Joe L. Allbritton, Barbara B. Allbritton, Robert L. Allbritton, Executive Vice President and Chief Operating Officer of ACC, and Joe L. Allbritton's business associate, Mr. Hebert, not participating) approved and ratified the Perpetual lease arrangement, finding it to contain the same terms and conditions as would have prevailed had it been negotiated with a nonaffiliated company.

  Riggs Bank has in the past sold participations in commercial real estate loans to University State Bank ("University"), a Texas bank that is indirectly wholly owned by Joe L. Allbritton. The participations sold to University were in loans bearing floating rates of interest. The purchase price of each of the participations was equal to the outstanding principal amount of the portion of the loan purchased. Riggs Bank receives a servicing fee of 0.25% on each of the loans in which participations were sold to University and, in some transactions, shared a portion of the loan fees with University. The Board of Directors of Riggs Bank (with Joe L. Allbritton and his business associate, Mr. Hebert, not participating) approved and ratified the sales, finding them to be on terms that were substantially the same, or at least as favorable to Riggs Bank, as those prevailing for comparable transactions with or involving nonaffiliated companies. No loan participations were sold to University during 1994. On December 31, 1994, there were $14.4 million in loan participations outstanding to University. As of that date, University's total assets were $202.5 million and its total loans outstanding were $100.4 million.

  In December 1994, the Corporation purchased $10.0 million, par value, of Orange County, California, variable rate one-year bonds due in July and August 1995. The bonds were purchased from the Corporation's proprietary RIMCO Monument Money Market Fund, managed by the Riggs Investment Management Corporation, a subsidiary of Riggs Bank, due to the uncertain status of the bonds as a result of Orange County's bankruptcy declaration on December 6, 1994. The bonds were written down to their fair value and are currently on nonaccrual status. Interest on the bonds is current as of December 31, 1994.

                             SHAREHOLDER PROPOSALS

PROPOSAL ONE

  Ms. Evelyn Y. Davis, who is the owner of 500 shares of Common Stock, has advised the Corporation that she intends to present the following proposal for shareholder action at the Meeting:

  RESOLVED: "That the stockholders recommend that the Board of Directors take the necessary steps to change the Annual Meeting date to the second Monday in May."

  REASONS: "Recently the Annual Meetings were held on a date where another major corporation met. Until a few years ago, the Company has met on a date where more independent non-employee shareholders could meet."

  "The many problems the Company faces makes maximum attendance by outside independent shareholders especially desirable."

  "The date the Company has been meeting on is the SAME date as for instance J.P. Morgan, a major competitor, as well as other companies.

  "If you AGREE, please mark your proxy FOR this resolution."

  The Board of Directors recommends a vote AGAINST this proposal.

  The proposal would require that the Corporation amend its By-Laws to change the Annual Meeting date. Under the Corporation's By-Laws, the Annual Meeting shall be held on the second Wednesday in April of each year, except that the Board of Directors has the discretion to change the date of the Annual Meeting to such other time and date as shall be designated from time to time by the Board. The Board has sufficient flexibility under the current By-Laws, therefore, to change the Annual Meeting date to the second Wednesday in May, which it has done on occasion, or to another date deemed appropriate by the Board. By setting the Annual Meeting date to the second Monday in May, the Board of Directors would lose such flexibility. The proposal would impose an undue burden on the Board of Directors, without justification.

  Proponent offers no reason to support an amendment to the By-Laws, except that she believes an Annual Meeting date of the second Monday in May will not conflict with the annual meeting dates set by other corporations. However, the interests of the Proponent may not be those of other of the Corporation's shareholders, nor can the Corporation rely on or predict the dates of other corporations' annual meetings or set the schedule for its Annual Meeting according to such dates.

  As a shareholder, the Proponent is not prohibited from drawing her concerns about the prospective date of any Annual Meeting to the attention of the Board of Directors at any time. To amend the Corporation's By-Laws to remedy Proponent's concerns about a conflict in her schedule, however, appears unwarranted.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

PROPOSAL TWO

  Mr. William J. Davis, who is the owner of at least 500 shares of Common Stock, has advised the Corporation that he intends to present the following proposal for shareholder action at the Meeting:

  RESOLVED: "The Stockholders of the Riggs National Corporation assembled in annual meeting, in person and by proxy, hereby recommend that the Board of Directors take the necessary steps to insure that at least two candidates be placed before the stockholders for each board vacancy."

  REASONS: "The present method of nominating a person to the Riggs National Corporation Board of Directors does not give the stockholders a selection of candidates from which an intelligent choice could be made. Instead, only one person is considered for each vacancy. Because only one person is considered for each vacancy, the stockholder is forced to either vote for the person or withhold their vote. The proponent feels this process is unfair. It is, therefore, proposed that at least two candidates be placed before the stockholders for voting consideration. Let the stockholders have a choice. The Chairman of the Board has his wife and 26 year-old son on the Riggs National Corporation Board. If the Chairman has any more family members or relatives on the Board, we (the stockholders) should at least be able to review the qualifications of more than one candidate and pick the most capable person for the job."

  The Board of Directors recommends a vote AGAINST this proposal.

  In management's opinion, the proposal is clearly not in the best interest of the Corporation. The Board of Directors carefully considers nominees for directorships among a select group of individuals who are both professionally qualified and legally able to serve as directors of a U.S. bank holding company. Based on its judgment as to which of those candidates will best serve the interests of shareholders, the Board makes its recommendations. The Directors are accountable to shareholders by virtue of their fiduciary responsibilities to propose the best available candidate for each position. This proposal, if enacted, would preclude the Board from fulfilling its duty.

  The proposal imposes an unreasonable burden on the Board and diminishes the value of the Board's recommendations without justification. The present system of nominating a slate of Director candidates limited to the number of Directors to be elected is in keeping with the Board's fiduciary responsibility of advising shareholders on matters upon which they are asked to vote. It is not the role of the Directors to create a political environment, such as this proposal would foster, in which multiple nominees compete with each other for the available directorships.

  Shareholders who are dissatisfied with management performance may seek recourse by simply exercising their legal authority to withhold their votes for one or more nominees, or designating qualified candidates for directorships on the face of the proxy card mailed to each shareholder. Additionally, shareholders are not prohibited from suggesting appropriate candidates to the Board at any time.

  The proposal's assertions misrepresent the serious manner in which members of the Corporation's Board of Directors select nominees for directorships and fulfill their fiduciary obligations to stockholders. The Board of Directors believes that the present nominating process should be preserved.

  THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

               SHAREHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING

  The Board of Directors anticipates that the next annual meeting of shareholders will be held on or about April 10, 1996. A shareholder who intends to present a proposal at the 1996 Annual Meeting must submit the written text of the proposal to the Corporation not later than December 31, 1995, in order for the proposal to be considered for inclusion in the Corporation's proxy statement and form of proxy for that meeting.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  Arthur Andersen LLP are the independent public accountants for the Corporation and have served as the independent public accountants for Riggs Bank since 1974. A representative of Arthur Andersen LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he desires to do so and to respond to appropriate questions.

                                 OTHER MATTERS

  This proxy is solicited on behalf of the Board of Directors of the Corporation. The cost of solicitation of proxies will be borne by the Corporation. The Corporation may solicit proxies personally or by telephone, in addition to the solicitations by mail. All such further solicitations will be made by directors, officers or regular employees of the Corporation or of Riggs Bank, who will not be additionally compensated therefor, or by the Corporation's transfer agent (Bank of New York), whose costs will be borne by the Corporation. Arrangements will be made by the Corporation for the forwarding, at the Corporation's expense, of soliciting materials by brokers, nominees, fiduciaries and other custodians to their principals.

  The Board of Directors is not aware of any other matters that may come before the Meeting. If any other business properly comes before the Meeting, the persons designated as Proxies will vote upon such matters according to their discretion.

                               By Order of the Board of Directors,

                               /s/ Mary B. LeMont
                               MARY B. LeMONT
                               Assistant Corporate Secretary

               [LOGO OF RIGGS NATIONAL CORPORATION APPEARS HERE]

- --------------------------------------------------------------------------------

                          RIGGS NATIONAL CORPORATION

                 Proxy for 1995 Annual Meeting of Shareholders

        The undersigned hereby appoints C. Thomas Clagett, Jr., Thomas B. Hargrave, Jr., and E. Tillman Stirling as proxies, severally and each with full power of substitution, to vote all the shares of Common Stock of Riggs National Corporation standing in the name of the undesigned on its books on March 31, 1995, at the Annual Meeting of Shareholders to be held at the Renaissance Hotel, 999 9th Street, N.W., Washington, D.C. 20001 on May 10, 1995, at 9:30 a.m., or at any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND IF PROPERLY EXECUTED AND TIMELY DELIVERED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ITEM 1, "AGAINST" ITEMS 2 AND 3, AND IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS SHOULD ANY OTHER BUSINESS BE PROPERLY PRESENTED AT THE MEETING.

                    (Continued, and to be executed and dated on the other side.)

Riggs National Corporation
1503 Pennsylvania Avenue, N.W.
Washington, D.C. 20005

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 10, 1995

Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Riggs National Corporation (the "Corporation") will be held on Wednesday,
May 10, 1995, at 9:30 a.m. local time, at the Renaissance Hotel, 999 9th Street, N.W., Washington, D.C. 20001, for the following purposes:

1. To elect a board of directors for the ensuing year; and

2. To consider and act upon a shareholder proposal to require that the Board of Directors take the necessary steps to change the Annual Meeting date of the Corporation to the second Monday in May; and

3. To consider and act upon a shareholder proposal to require that the Board of Directors take the necessary steps to provide that at least two candidates be placed before the shareholders for each board vacancy; and

4. To consider and act upon any other matters that may properly be brought before the Meeting or any adjournment thereof.

Shareholders of record at the close of business on March 31, 1995, will be entitled to vote at the Meeting or any adjournment thereof. Whether or not you contemplate attending the Meeting, please execute the enclosed proxy and return it in the enclosed postage-paid return envelope. You may revoke your proxy at any time prior to its exercise by written notice to the Assistant Secretary of the Corporation, by executing and delivering a proxy bearing a later date or by attending the Meeting and voting in person.

You are cordially invited to attend the Meeting in person.

By Order of the Board of Directors

/s/ Mary B. LeMont
MARY B. LeMONT
Assistant Secretary

April 12, 1995

                            DETACH PROXY CARD HERE
- --------------------------------------------------------------------------------

1. ELECTION OF DIRECTORS: Joe L. Allbritton, Barbara B. Allbritton, Robert L. Allbritton, Frederick L. Bollerer, Calvin Cafritz, Charles A. Camalier, III, Timothy C. Coughlin, Ronald E. Cuneo, Floyd E. Davis, III, Jacqueline C. Duchange, Michela A. English, James E. Fitzgerald, David J. Gladstone, Lawrence
I. Hebert, Michael J. Jackson, Leo J. O'Donovan, S.J., Steven B. Pfeiffer, John
A. Sargent, Robert L. Sloan, James W. Symington, Jack Valenti, Eddie N.
Williams.

FOR ALL NOMINEES      WITHHOLD AUTHORITY TO VOTE     *EXCEPTIONS (AS MARKED
LISTED ABOVE     [X]  FOR NOMINEES LISTED ABOVE  [X] TO THE CONTRARY BELOW) [X]

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "EXCEPTIONS" box and write that nominee's name on the following line.) *EXCEPTIONS
            --------------------------------------------------------------------

2. Shareholder Proposal to require that the Board of Directors take the necessary steps to change the Annual Meeting date of the Corporation to the second Monday in May.

                  FOR [X]       AGAINST [X]      ABSTAIN [X]

3. Shareholder Proposal to require that the Board of Directors take the necessary steps to provide that at least two candidates be placed before the shareholders for each board vacancy.

                  FOR [X]       AGAINST [X]      ABSTAIN [X]

4. Other Matters.

                                                      Address Change and/or
                                                      Comments Mark Here     [X]


                             (When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.)

                             Dated:                                      , 1995
                                   --------------------------------------

                             --------------------------------------------------
                                          Signature of Shareholder

                             --------------------------------------------------
                                          Signature of Shareholder

                             Votes MUST be indicated
                             (x) in Black or Blue ink. [X]

Please date, sign and return
promptly in the accompanying
envelope.